INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference in this Registration Statement of GenesisIntermedia, Inc. and subsidiaries on Form S-3 of our report, dated April 11, 2001, except for Note 13 as to which the date is April 16, 2001, appearing on page 36 of the Annual Report on Form 10-K of GenesisIntermedia.com, Inc. and subsidiaries for the year ended December 31, 2000. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
September 20, 2001